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                                                                   Exhibit 5.1

June 24, 1998


The Board of Directors
InterWest Bancorp, Inc.
275 S.E. Pioneer Way
Oak Harbor, Washington  98277


     RE:  LEGAL OPINION REGARDING VALIDITY OF SECURITIES OFFERED

Dear Gentlemen:

     We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission (the "Commission") with respect to 192,500 shares of common stock, $.20 par value per share (the "Shares"), of InterWest Bancorp, Inc., a Washington corporation ("InterWest") authorized for issuance under the Pacific Northwest Bank 1988 Stock Option Plan and the Pioneer Bancorp, Inc. Amended and Restated Incentive Stock Option Plan (collectively, the "Plans").

     In connection with the offering of the Shares, we have examined the following: (i) the Plans, which are filed as Exhibits 99.1 and 99.2, respectively, to the Registration Statement; (ii) the Registration Statement, including the remainder of the exhibits; (iii) the Amended and Restated Agreement and Plan of Merger among InterWest, Pacific Northwest Bank and New Pacific Northwest Bank dated as of January 15, 1998; and the Agreement and Plan of Merger among InterWest, Pioneer Bancorp, Inc. and Pioneer National Bank, dated as of February 4, 1998 (collectively, the "Merger Agreements"); and
(iv) such other documents as we have deemed necessary to render the opinions hereinafter expressed. As to various questions of fact material to such opinions, where relevant facts were not independently established, we have relied upon statements of officers of InterWest.

     Our opinion assumes that the Shares are issued in accordance with the terms of the Plans and the Merger Agreements after the Registration Statement has become effective under the Act.

     Based and relying solely upon the foregoing, we advise you that in our opinion, the Shares, or any portion thereof, when issued pursuant to the Plans and Merger Agreements, after the Registration Statement has become effective under the Act, will be validly issued under the laws of the State of Washington and will be fully paid and nonassessable.



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InterWest Bancorp, Inc.
June 24, 1998
Page 2


     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. This consent shall not be construed to cause us to be in the category of persons whose consent is required to be filed pursuant to Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                             Very truly yours,

                                             GRAHAM & DUNN

                                             /s/ Graham & Dunn PC